Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 File No. 333-      ) pertaining to the 2001 Long-Term Incentive Plan, as Amended, of EntreMed, Inc. of our report dated February 22, 2002, with respect to the consolidated financial statements of EntreMed, Inc. included in the Annual Report (Form 10-K/A) for the year ended December 31, 2001, as filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

McLean, Virginia
November 27, 2002